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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 2001 for the year ended December 31, 2000 included in MacroPore Inc.'s Form 10 as filed with the Securities and Exchange Commission on March 30, 2001, as amended, and to all references to our Firm included in this registration statement.

/s/ Andersen LLP
San Diego, California
January 30, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS